Exhibit 99.1

For more information contact Media: Alicia Dixon Phone 713.825.9107 Investors: David Mordy Phone 713.207.6500

For Immediate Release

CenterPoint Energy reports full-year 2018 earnings of $0.74 per diluted share; $1.60 earnings per diluted share on a guidance basis, excluding impacts associated with the merger

Houston – Feb. 28, 2019 - CenterPoint Energy, Inc. (NYSE: CNP) today reported full-year income available to common shareholders of $333 million, or $0.74 per diluted share, compared with $1,792 million, or $4.13 per diluted share in 2017.

On a guidance basis, full-year 2018 earnings were $1.60 per diluted share, excluding impacts associated with the Vectren merger (the merger). Full-year 2017 earnings, on a guidance basis, were $1.37 per diluted share, excluding a one-time tax benefit of $1,113 million related to the Tax Cuts and Jobs Act (TCJA) federal income tax rate reduction.

Fourth quarter 2018 earnings were $0.18 per diluted share, compared to $2.99 per diluted share for the fourth quarter of 2017. On a guidance basis, fourth quarter 2018 earnings were $0.36 per diluted share, excluding impacts associated with the merger. Excluding the TCJA tax benefit, on a guidance basis, fourth quarter 2017 earnings were $0.33 per diluted share.

“I am very pleased with our 2018 results as they represent another solid year of meeting the financial goals we set,” said Scott M. Prochazka, president and chief executive officer of CenterPoint Energy. “Our recently completed merger expands our utility businesses to eight states, provides opportunities to leverage and expand our competitive energy businesses across a larger U.S. footprint, and gives us greater confidence in putting forward long-term financial targets.”

Business Segments

Electric Transmission & Distribution

The electric transmission & distribution segment reported full-year 2018 operating income of $623 million, consisting of $568 million from the regulated electric transmission and distribution utility operations (TDU) and $55 million related to securitization bonds. Operating income for 2017 was $636 million, consisting of $561 million from the TDU and $75 million related to securitization bonds.

Operating income for the TDU benefited primarily from rate relief, customer growth and higher equity return related to the annual true-up of transition charges. These benefits were partially offset by higher operation and maintenance expenses, lower revenues reflecting the lower federal corporate income tax rate due to the TCJA, and higher depreciation and amortization expense.

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The retrospective adoption of the accounting standard for compensation-retirement benefits (ASU 2017-07) resulted in an increase to TDU operating income and a corresponding decrease to other income of $26 million for 2017.

Natural Gas Distribution

The natural gas distribution segment reported full-year 2018 operating income of $266 million, compared with $348 million in 2017.

Full-year 2018 operating income for natural gas distribution improved primarily as a result of rate relief and customer growth. These increases were more than offset by lower revenues reflecting the lower federal corporate income tax rate due to the TCJA, higher operation and maintenance expenses and higher depreciation and amortization expense.

The retrospective adoption of ASU 2017-07 resulted in an increase to natural gas distribution operating income and a corresponding decrease to other income of $20 million for 2017.

Energy Services

The energy services segment reported a full-year operating loss of $47 million, which included a mark-to-market loss of $110 million, compared with operating income of $126 million for 2017, which included a mark-to-market gain of $79 million. Excluding mark-to-market adjustments, operating income was $63 million in 2018 compared to $47 million in 2017. Operating income increased primarily due to improved margin and volumes. This increase was partially offset by higher operation and maintenance expenses primarily associated with growth.

Midstream Investments

The midstream investments segment reported full-year 2018 equity income of $307 million, compared with $265 million in 2017.

Other Operations

The other operations segment reported an operating loss of $11 million for full-year 2018, compared with operating income of $26 million in 2017. This decrease is primarily due to merger-related costs.

Earnings Outlook

•	2018 - 2023 target of 5 - 7% compound annual guidance basis EPS growth, using $1.60 as the starting EPS

•	2019 guidance basis EPS range of $1.60 - $1.70, excluding certain impacts associated with the merger:

•	Integration and transaction-related fees and expenses, including severance and other costs to achieve anticipated cost savings as a result of the merger

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•

Merger financing impacts in January, prior to the completion of the merger, due to the issuance of debt and equity securities to fund the merger that resulted in higher net interest expense and higher common stock share count

•	2020 guidance basis EPS range of $1.75 - $1.90

Both the 2019 and 2020 guidance ranges consider operations performance to date and assumptions for certain significant variables that may impact earnings, such as customer growth (approximately 2% for electric operations and 1% for natural gas distribution) and usage including normal weather, throughput, commodity prices, recovery of capital invested through rate cases and other rate filings, effective tax rates, financing activities and related interest rates, and regulatory and judicial proceedings as well as the volume of work contracted in our infrastructure services business. The ranges also consider anticipated cost savings as a result of the merger and the estimated cost and timing of technology integration projects. The 2019 guidance range assumes Enable Midstream Partners, LP’s (Enable) 2019 guidance range for net income attributable to common units of $435 - $505 million, provided on Enable’s 4th quarter earnings call on February 19, 2019. The 2020 guidance range utilizes a range of CenterPoint Energy scenarios for Enable’s 2020 net income attributable to common units.

In providing this guidance, CenterPoint Energy uses a non-GAAP measure of adjusted diluted earnings per share that does not consider other potential impacts, such as changes in accounting standards or unusual items, including those from Enable, earnings or losses from the change in the value of the ZENS securities and the related stocks, or the timing effects of mark-to-market accounting in the company’s Energy Services business, which, along with the certain excluded impacts associated with the merger, could have a material impact on GAAP reported results for the applicable guidance period. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable as they are highly variable and difficult to predict due to various factors outside of management’s control.

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	Quarter Ended
	December 31, 2018		December 31, 2017
	Dollars in millions	Diluted EPS	Dollars in millions	Diluted EPS
Consolidated income available to common shareholders and diluted EPS	$90	$0.18	$1,296	$2.99
Midstream Investments	(67)	(0.13)	(551)	(1.27)

Utility Operations (1)	23	0.05	745	1.72

Timing effects impacting CES(2):
Mark-to-market (gains) losses (net of taxes of $9 and $20)(3)	30	0.06	(36)	(0.09)
ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $19 and $33) (3)(4)	69	0.13	64	0.15
Indexed debt securities (net of taxes of $18 and $38) (3)	(66)	(0.13)	(70)	(0.16)

Utility operations earnings on an adjusted guidance basis	$56	$0.11	$703	$1.62

Adjusted income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$56	$0.11	$703	$1.62
Midstream Investments	67	0.13	551	1.27

Consolidated on a guidance basis	$123	$0.24	$1,254	$2.89

Impacts associated with the Vectren merger:
Merger impacts other than the increase in share count (net of taxes of $2) (3)	37	0.07	—	—
Impact of increased share count on Utility EPS	—	0.03	—	—
Impact of increased share count on Midstream EPS	—	0.02	—	—

Total merger impacts	37	0.12	—	—

Gain from tax reform(5)
Utility	—	—	(599)	(1.38)
Midstream	—	—	(514)	(1.18)

Total gain from tax reform	—	—	(1,113)	(2.56)

Utility Operations on a guidance basis, excluding impacts associated with the Vectren merger and gain from tax reform	$93	$0.21	$104	$0.24
Midstream Investments excluding impacts associated with the Vectren merger and gain from tax reform	67	0.15	37	0.09

Consolidated on a guidance basis, excluding impacts associated with the Vectren merger and gain from tax reform	$160	$0.36	$141	$0.33

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Taxes are computed based on the impact removing such item would have on tax expense
(4)

As of June 14, 2018, comprised of AT&T Inc. and Charter Communications, Inc. Prior to June 14, 2018, comprised of Time Warner Inc. and Charter Communications, Inc. Results prior to January 31, 2018 also included Time Inc.

(5)	Tax reform legislation informally called the Tax Cuts and Jobs Act of 2017

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	Twelve Months Ended
	December 31, 2018		December 31, 2017
	Dollars in millions	Diluted EPS	Dollars in millions	Diluted EPS
Consolidated income available to common shareholders and diluted EPS	$333	$0.74	$1,792	$4.13
Midstream Investments	(223)	(0.49)	(675)	(1.56)

Utility Operations (1)	110	0.25	1,117	2.57

Timing effects impacting CES(2):
Mark-to-market (gains) losses (net of taxes of $26 and $29)(3)	84	0.18	(50)	(0.12)

ZENS-related mark-to-market (gains) losses:
Marketable securities (net of taxes of $5 and $3) (3)(4)	17	0.04	(4)	(0.01)
Indexed debt securities (net of taxes of $49 and $17) (3)(5)	183	0.40	(32)	(0.07)

Utility operations earnings on an adjusted guidance basis	$394	$0.87	$1,031	$2.37

Adjusted income and adjusted diluted EPS used in providing earnings guidance:
Utility Operations on a guidance basis	$394	$0.87	$1,031	$2.37
Midstream Investments	223	0.49	675	1.56

Consolidated on a guidance basis	$617	$1.36	$1,706	$3.93

Impacts associated with the Vectren merger:
Merger impacts other than the increase in share count (net of taxes of $12) (3)	81	0.18	—	—
Impact of increased share count on Utility EPS	—	0.04	—	—
Impact of increased share count on Midstream EPS	—	0.02	—	—

Total merger impacts	81	0.24	—	—

Gain from tax reform(6)
Utility	—	—	(599)	(1.38)
Midstream	—	—	(514)	(1.18)

Total gain from tax reform	—	—	(1,113)	(2.56)

Utility Operations on a guidance basis, excluding impacts associated with the Vectren merger and gain from tax reform	$475	$1.09	$432	$0.99
Midstream Investments excluding impacts associated with the Vectren merger and gain from tax reform	223	0.51	161	0.38

Consolidated on a guidance basis, excluding impacts associated with the Vectren merger and gain from tax reform	$698	$1.60	$593	$1.37

(1)	CenterPoint earnings excluding Midstream Investments
(2)	Energy Services segment
(3)	Taxes are computed based on the impact removing such item would have on tax expense
(4)	As of June 14, 2018, comprised of AT&T Inc. and Charter Communications, Inc. Prior to June 14, 2018, comprised of Time Warner Inc. and Charter Communications, Inc.

Results prior to January 31, 2018 also included Time Inc.

(5)	2018 includes amounts associated with the acquisition of Time Warner Inc. by AT&T Inc. as well as the Meredith tender offer for Time Inc. common stock
(6)	Tax reform legislation informally called the Tax Cuts and Jobs Act of 2017

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Filing of Form 10-K for CenterPoint Energy, Inc.

Today, CenterPoint Energy, Inc. filed with the Securities and Exchange Commission (SEC) its Annual Report on Form 10-K for the fiscal year ended December 31, 2018. A copy of that report is available on the company’s website, under the Investors section. Other filings the company makes with the SEC and certain documents relating to its corporate governance can also be found under the Investors section.

Webcast of Earnings Conference Call

CenterPoint Energy’s management will host an earnings conference call on Thursday, February 28, 2019, at 9:00 a.m. Central time/10:00 a.m. Eastern time. Interested parties may listen to a live audio broadcast of the conference call on the company’s website under the Investors section. A replay of the call can be accessed approximately two hours after the completion of the call and will be archived on the website for at least one year.

Headquartered in Houston, Texas, CenterPoint Energy, Inc. is an energy delivery company with regulated utility businesses in eight states and a competitive energy businesses footprint in nearly 40 states. Through its electric transmission & distribution, power generation and natural gas distribution businesses, the company serves more than 7 million metered customers in Arkansas, Indiana, Louisiana, Minnesota, Mississippi, Ohio, Oklahoma and Texas. CenterPoint Energy’s competitive energy businesses include natural gas marketing and energy-related services; energy efficiency, sustainability and infrastructure modernization solutions; and construction and repair services for pipeline systems, primarily natural gas. The company also owns 54.0 percent of the common units representing limited partner interests in Enable Midstream Partners, LP, a publicly traded master limited partnership that owns, operates and develops strategically located natural gas and crude oil infrastructure assets. With approximately 14,000 employees and nearly $30 billion in assets, CenterPoint Energy and its predecessor companies have been in business for more than 150 years. For more information, visit CenterPointEnergy.com.

This news release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based upon assumptions of management which are believed to be reasonable at the time made and are subject to significant risks and uncertainties. Actual events and results may differ materially from those expressed or implied by these forward-looking statements. Any statements in this news release regarding future earnings, and future financial performance and results of operations, including, but not limited to earnings guidance, targeted dividend growth rate and any other statements that are not historical facts are forward-looking statements. Each forward-looking statement contained in this news release speaks only as of the date of this release.

Risks Related to CenterPoint Energy

Important factors that could cause actual results to differ materially from those indicated by the provided forward-looking information include risks and uncertainties relating to: (1) the performance of Enable Midstream Partners, LP (Enable), the amount of cash distributions CenterPoint Energy receives from Enable, Enable’s ability to redeem the Enable Series A Preferred Units in certain circumstances and the value of CenterPoint Energy’s interest in Enable, and factors that may have a material impact on such performance, cash distributions and value, including factors such as: (A) competitive conditions in the midstream industry, and actions taken by Enable’s customers and competitors, including the extent and timing of the entry of additional competition in the markets served by Enable; (B) the timing and extent of changes in the supply of natural gas and associated commodity prices, particularly prices of natural gas and natural gas liquids (NGLs), the competitive effects of the available pipeline capacity in the regions served by Enable, and the effects of geographic and seasonal commodity price differentials, including the effects of these circumstances on re-contracting available capacity on Enable’s interstate pipelines; (C) the demand for crude oil, natural gas, NGLs and transportation and storage services; (D) environmental and other governmental regulations, including the availability of drilling permits and the regulation of hydraulic fracturing; (E) recording of goodwill, long-lived asset or other than temporary impairment charges by or related to Enable; (F) changes in tax status; and (G) access to debt and equity capital; (2) CenterPoint Energy’s expected benefits of the merger with Vectren Corporation (Vectren) and integration, including the outcome of shareholder litigation filed against Vectren

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that could reduce anticipated benefits of the merger, as well as the ability to successfully integrate the Vectren businesses and realize anticipated benefits and the risk that the credit ratings of the combined company or its subsidiaries may be different from what CenterPoint Energy expects; (3) industrial, commercial and residential growth in CenterPoint Energy’s service territories and changes in market demand, including the demand for CenterPoint Energy’s non-utility products and services and effects of energy efficiency measures and demographic patterns; (4) timely and appropriate rate actions that allow recovery of costs and a reasonable return on investment, including Houston Electric’s anticipated rate case in 2019, the outcome of which may not result in expected rates or recovery of costs; (5) future economic conditions in regional and national markets and their effect on sales, prices and costs; (6) weather variations and other natural phenomena, including the impact of severe weather events on operations and capital; (7) state and federal legislative and regulatory actions or developments affecting various aspects of CenterPoint Energy’s and Enable’s businesses, including, among others, energy deregulation or re-regulation, pipeline integrity and safety and changes in regulation and legislation pertaining to trade, health care, finance and actions regarding the rates charged by our regulated businesses; (8) tax legislation, including the effects of the comprehensive tax reform legislation informally referred to as the Tax Cuts and Jobs Act (which includes any potential changes to interest deductibility) and uncertainties involving state commissions’ and local municipalities’ regulatory requirements and determinations regarding the treatment of excess deferred income taxes and CenterPoint Energy’s rates; (9) CenterPoint Energy’s ability to mitigate weather impacts through normalization or rate mechanisms, and the effectiveness of such mechanisms; (10) the timing and extent of changes in commodity prices, particularly natural gas, and the effects of geographic and seasonal commodity price differentials; (11) actions by credit rating agencies, including any potential downgrades to credit ratings; (12) changes in interest rates and their impact on CenterPoint Energy’s costs of borrowing and the valuation of its pension benefit obligation; (13) problems with regulatory approval, construction, implementation of necessary technology or other issues with respect to major capital projects that result in delays or in cost overruns that cannot be recouped in rates; (14) the availability and prices of raw materials and services and changes in labor for current and future construction projects; (15) local, state and federal legislative and regulatory actions or developments relating to the environment, including those related to global climate change; (16) the impact of unplanned facility outages; (17) any direct or indirect effects on CenterPoint Energy’s or Enable’s facilities, operations and financial condition resulting from terrorism, cyber-attacks, data security breaches or other attempts to disrupt CenterPoint Energy’s businesses or the businesses of third parties, or other catastrophic events such as fires, earthquakes, explosions, leaks, floods, droughts, hurricanes, pandemic health events or other occurrences; (18) CenterPoint Energy’s ability to invest planned capital and the timely recovery of CenterPoint Energy’s investments; (19) CenterPoint Energy’s ability to control operation and maintenance costs; (20) the sufficiency of CenterPoint Energy’s insurance coverage, including availability, cost, coverage and terms and ability to recover claims; (21) the investment performance of CenterPoint Energy’s pension and postretirement benefit plans; (22) commercial bank and financial market conditions, CenterPoint Energy’s access to capital, the cost of such capital, and the results of CenterPoint Energy’s financing and refinancing efforts, including availability of funds in the debt capital markets; (23) changes in rates of inflation; (24) inability of various counterparties to meet their obligations to CenterPoint Energy; (25) non-payment for CenterPoint Energy’s services due to financial distress of its customers; (26) the extent and effectiveness of CenterPoint Energy’s and Enable’s risk management and hedging activities, including but not limited to, financial and weather hedges and commodity risk management activities; (27) timely and appropriate regulatory actions, which include actions allowing securitization, for any future hurricanes or natural disasters or other recovery of costs, including costs associated with Hurricane Harvey; (28) CenterPoint Energy’s or Enable’s potential business strategies and strategic initiatives, including restructurings, joint ventures and acquisitions or dispositions of assets or businesses (including a reduction of CenterPoint Energy’s interests in Enable, if any, whether through CenterPoint Energy’s decision to sell a portion of the Enable common units it owns in the public equity markets or otherwise, subject to certain limitations), which CenterPoint Energy and Enable cannot assure will be completed or will have the anticipated benefits to CenterPoint Energy or Enable; (29) acquisition and merger activities involving CenterPoint Energy or its competitors, including the ability to successfully complete merger, acquisition and divestiture plans; (30) CenterPoint Energy’s or Enable’s ability to recruit, effectively transition and retain management and key employees and maintain good labor relations; (31) the outcome of litigation; (32) the ability of retail electric providers (REPs), including REP affiliates of NRG Energy, Inc. and Vistra Energy Corp., formerly known as TCEH Corp., to satisfy their obligations to CenterPoint Energy and its subsidiaries; (33) changes in technology, particularly with respect to efficient battery storage or the emergence or growth of new, developing or alternative sources of generation; (34) the timing and outcome of any audits, disputes and other proceedings related to taxes; (35) the effective tax rates; (36) the effect of changes in and application of accounting standards and pronouncements; and (37) other factors discussed in CenterPoint Energy’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and other reports CenterPoint Energy or its subsidiaries may file from time to time with the Securities and Exchange Commission.

Use of Non-GAAP Financial Measures by CenterPoint Energy in Providing Guidance

In addition to presenting its financial results in accordance with generally accepted accounting principles (GAAP), including presentation of income available to common shareholders and diluted earnings per share, CenterPoint Energy also provides guidance based on adjusted income and adjusted diluted earnings per share, which are non-GAAP financial measures. Generally, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance that excludes or includes amounts that are not normally excluded or included in the most directly comparable GAAP financial measure. CenterPoint Energy’s adjusted income and adjusted diluted earnings per share calculation excludes from income available to common shareholders and diluted earnings per share, respectively, the impact of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business. CenterPoint Energy’s guidance for 2019 also does not

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reflect certain impacts associated with the Vectren merger, which are integration and transaction-related fees and expenses, including severance and other costs to achieve anticipated cost savings as a result of the merger and merger financing impacts in January, prior to the completion of the merger due to the issuance of debt and equity securities to fund the merger that resulted in higher net interest expense and higher common stock share count. CenterPoint Energy is unable to present a quantitative reconciliation of forward looking adjusted net income and adjusted diluted earnings per share because changes in the value of ZENS and related securities and mark-to-market gains or losses resulting from the company’s Energy Services business are not estimable as they are highly variable and difficult to predict due to various factors outside of management’s control. These excluded items, along with the excluded impacts associated with the merger, could have a material impact on GAAP reported results for the applicable guidance period.

Management evaluates the company’s financial performance in part based on adjusted income and adjusted diluted earnings per share. Management believes that presenting these non-GAAP financial measures enhances an investor’s understanding of CenterPoint Energy’s overall financial performance by providing them with an additional meaningful and relevant comparison of current and anticipated future results across periods. The adjustments made in these non-GAAP financial measures exclude items that Management believes does not most accurately reflect the company’s fundamental business performance. These excluded items are reflected in the reconciliation tables of this news release, where applicable. CenterPoint Energy’s adjusted income and adjusted diluted earnings per share non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income available to common shareholders and diluted earnings per share, which respectively are the most directly comparable GAAP financial measures. These non-GAAP financial measures also may be different than non-GAAP financial measures used by other companies.

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CenterPoint Energy, Inc. and Subsidiaries

Statements of Consolidated Income

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017 (1)	2018	2017 (1)
Revenues:
Utility revenues	$1,629	$1,602	$6,163	$5,603
Non-utility revenues	1,407	1,036	4,426	4,011

Total	3,036	2,638	10,589	9,614

Expenses:
Utility natural gas	451	403	1,410	1,109
Non-utility natural gas	1,437	942	4,364	3,785
Operation and maintenance	621	595	2,335	2,157
Depreciation and amortization	261	287	1,243	1,036
Taxes other than income taxes	99	103	406	391

Total	2,869	2,330	9,758	8,478

Operating Income	167	308	831	1,136

Other Income (Expense):
Gain on marketable securities	(88)	(97)	(22)	7
Gain (loss) on indexed debt securities	84	108	(232)	49
Interest and other finance charges	(102)	(78)	(361)	(313)
Interest on securitization bonds	(13)	(19)	(59)	(77)
Equity in earnings of unconsolidated affiliates	99	66	307	265
Other - net	34	(2)	50	(4)

Total	14	(22)	(317)	(73)

Income Before Income Taxes	181	286	514	1,063

Income Tax Expense (Benefit)	61	(1,010)	146	(729)

Net Income	120	1,296	368	1,792

Preferred Stock Dividend Requirement	30	—	35	—

Income Available to Common Shareholders	$90	$1,296	$333	$1,792

(1)	Restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to the Consolidated Financial Statements

contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Selected Data From Statements of Consolidated Income

(Millions of Dollars, Except Share and Per Share Amounts)

(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017 (1)	2018	2017 (1)
Basic Earnings Per Common Share	$0.18	$3.01	$0.74	$4.16

Diluted Earnings Per Common Share	$0.18	$2.99	$0.74	$4.13

Dividends Declared per Common Share	$0.5650	$0.5450	$1.1200	$1.3475

Dividends Paid per Common Share	$0.2775	$0.2675	$1.1100	$1.0700

Weighted Average Common Shares Outstanding (000):
- Basic	500,437	431,038	448,829	430,964
- Diluted	504,073	434,382	452,465	434,308

Operating Income (Loss) by Segment (1)

Electric Transmission & Distribution:
TDU	$88	$108	$568	$561
Bond Companies	12	17	55	75

Total Electric Transmission & Distribution	100	125	623	636
Natural Gas Distribution	100	113	266	348
Energy Services	(27)	68	(47)	126
Other Operations	(6)	2	(11)	26

Total	$167	$308	$831	$1,136

(1)	Results of operations have been restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to the Consolidated Financial Statements

contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Electric Transmission & Distribution
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues:
TDU	$629	$644	(2%)	$2,638	$2,588	2%
Bond Companies	101	119	(15%)	594	409	45%

Total	730	763	(4%)	3,232	2,997	8%

Expenses:
Operation and maintenance, excluding Bond Companies	388	379	(2%)	1,444	1,397	(3%)
Depreciation and amortization, excluding Bond Companies	93	99	6%	386	395	2%
Taxes other than income taxes	60	58	(3%)	240	235	(2%)
Bond Companies	89	102	13%	539	334	(61%)

Total	630	638	1%	2,609	2,361	(11%)

Operating Income	$100	$125	(20%)	$623	$636	(2%)

Operating Income:
TDU	$88	$108	(19%)	$568	$561	1%
Bond Companies	12	17	(29%)	55	75	(27%)

Total Segment Operating Income	$100	$125	(20%)	$623	$636	(2%)

Electric Transmission & Distribution Operating Data:
Actual MWH Delivered
Residential	5,919,117	6,191,591	(4%)	30,405,434	29,703,307	2%
Total	20,062,233	20,680,236	(3%)	90,408,834	88,636,416	2%

Weather (average for service area):
Percentage of 10-year average:
Cooling degree days	91%	133%	(42%)	103%	109%	(6%)
Heating degree days	119%	100%	19%	104%	63%	41%

Number of metered customers - end of period:
Residential	2,198,225	2,164,073	2%	2,198,225	2,164,073	2%
Total	2,485,370	2,444,299	2%	2,485,370	2,444,299	2%

	Natural Gas Distribution
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues	$909	$848	7%	$2,967	$2,639	12%
Natural gas	495	422	(17%)	1,467	1,164	(26%)

Gross Margin	414	426	(3%)	1,500	1,475	2%

Expenses:
Operation and maintenance	211	206	(2%)	803	722	(11%)
Depreciation and amortization	67	66	(2%)	277	260	(7%)
Taxes other than income taxes	36	41	12%	154	145	(6%)

Total	314	313	—	1,234	1,127	(9%)

Operating Income	$100	$113	(12%)	$266	$348	(24%)

Natural Gas Distribution Operating Data:
Throughput data in BCF
Residential	63	57	11%	186	151	23%
Commercial and Industrial	77	72	7%	285	261	9%

Total Throughput	140	129	9%	471	412	14%

Weather (average for service area)
Percentage of 10-year average:
Heating degree days	112%	101%	11%	106%	83%	23%

Number of customers - end of period:
Residential	3,246,277	3,213,140	1%	3,246,277	3,213,140	1%
Commercial and Industrial	260,033	256,651	1%	260,033	256,651	1%

Total	3,506,310	3,469,791	1%	3,506,310	3,469,791	1%

(1)	Results of operations have been restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to the Consolidated Financial Statements

contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Results of Operations by Segment

(Millions of Dollars)

(Unaudited)

	Energy Services
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues	$1,456	$1,051	39%	$4,521	$4,049	12%
Natural gas	1,455	951	(53%)	4,453	3,816	(17%)

Gross Margin	1	100	(99%)	68	233	(71%)

Expenses:
Operation and maintenance	22	21	(5%)	96	86	(12%)
Depreciation and amortization	4	10	60%	16	19	16%
Taxes other than income taxes	2	1	(100%)	3	2	(50%)

Total	28	32	13%	115	107	(7%)

Operating Income (Loss)	$(27)	$68	(140%)	$(47)	$126	(137%)

Timing impacts of mark-to-market gain (loss)	$(39)	$56	(170%)	$(110)	$79	(239%)

Energy Services Operating Data:
Throughput data in BCF	362	336	8%	1,355	1,200	13%

Number of customers - end of period	30,000	31,000	(3%)	30,000	31,000	(3%)

	Other Operations
	Quarter Ended			Year Ended
	December 31,		% Diff	December 31,		% Diff
	2018	2017 (1)	Fav/(Unfav)	2018	2017 (1)	Fav/(Unfav)
Results of Operations:
Revenues	$4	$3	33%	$15	$14	7%
Expenses	10	1	(900%)	26	(12)	(317%)

Operating Income (Loss)	$(6)	$2	(400%)	$(11)	$26	(142%)

Capital Expenditures by Segment

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Capital Expenditures by Segment
Electric Transmission & Distribution	$283	$308	$952	$924
Natural Gas Distribution	229	137	638	523
Energy Services	7	6	20	11
Other Operations	75	17	110	36

Total	$594	$468	$1,720	$1,494

Interest Expense Detail

(Millions of Dollars)

(Unaudited)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2018	2017	2018	2017
Interest Expense Detail
Amortization of Deferred Financing Cost	$14	$5	$48	$22
Capitalization of Interest Cost	(2)	(3)	(8)	(9)
Transition and System Restoration Bond Interest Expense	13	19	59	77
Other Interest Expense	90	76	321	300

Total Interest Expense	$115	$97	$420	$390

(1)	Results of operations have been restated to reflect the adoption of ASU 2017-07.

Reference is made to the Combined Notes to the Consolidated Financial Statements

contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(Millions of Dollars)

(Unaudited)

	December 31,	December 31,
	2018	2017
ASSETS
Current Assets:
Cash and cash equivalents	$4,231	$260
Other current assets	2,794	3,135

Total current assets	7,025	3,395

Property, Plant and Equipment, net	14,044	13,057

Other Assets:
Goodwill	867	867
Regulatory assets	1,967	2,347
Investment in unconsolidated affiliate	2,482	2,472
Preferred units – unconsolidated affiliate	363	363
Other non-current assets	261	235

Total other assets	5,940	6,284

Total Assets	$27,009	$22,736

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Short-term borrowings	$—	$39
Current portion of securitization bonds long-term debt	458	434
Indexed debt	24	122
Current portion of other long-term debt	—	50
Other current liabilities	2,820	2,424

Total current liabilities	3,302	3,069

Other Liabilities:
Accumulated deferred income taxes, net	3,239	3,174
Regulatory liabilities	2,525	2,464
Other non-current liabilities	1,203	1,146

Total other liabilities	6,967	6,784

Long-term Debt:
Securitization bonds	977	1,434
Other	7,705	6,761

Total long-term debt	8,682	8,195

Shareholders’ Equity	8,058	4,688

Total Liabilities and Shareholders’ Equity	$27,009	$22,736

Reference is made to the Combined Notes to the Consolidated Financial Statements

contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.

CenterPoint Energy, Inc. and Subsidiaries

Condensed Statements of Consolidated Cash Flows

(Millions of Dollars)

(Unaudited)

	Year Ended December 31,
	2018	2017 (1)
Cash Flows from Operating Activities:
Net income	$368	$1,792
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,291	1,060
Deferred income taxes	48	(770)
Write-down of natural gas inventory	2	—
Equity in earnings of unconsolidated affiliate, net of distributions	(40)	(265)
Changes in net regulatory assets	28	(107)
Changes in other assets and liabilities	427	(317)
Other, net	12	24

Net Cash Provided by Operating Activities	2,136	1,417

Net Cash Used in Investing Activities	(1,207)	(1,257)

Net Cash Provided by (Used in) Financing Activities	3,053	(245)

Net Increase (Decrease) in Cash, Cash Equivalents and Restricted Cash	3,982	(85)

Cash, Cash Equivalents and Restricted Cash at Beginning of Period	296	381

Cash, Cash Equivalents and Restricted Cash at End of Period	$4,278	$296

(1)	Restated to reflect the adoption of ASU 2016-15 and 2016-18.

Reference is made to the Combined Notes to the Consolidated Financial Statements

contained in the Annual Report on Form 10-K of CenterPoint Energy, Inc.